UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      August 11, 2009

BALL CORPORATION

(Exact name of Registrant as Specified in Charter)

Indiana	001-07349	35-0160610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, Colorado		80021-2510
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code      (303) 469-3131

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement

On August 11, 2009, Ball Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), by and between the Company, the subsidiary guarantors (the “Guarantors”) and Goldman, Sachs & Co., as representative of the several underwriters named therein (the “Underwriters”), for the issuance and sale by the Company of $375,000,000 in aggregate principal amount of 7.125% senior notes due 2016 (the “ 2016 Notes”) and $325,000,000 in aggregate principal amount of 7.375% senior notes due 2019 (the “2019 Notes” and, together with the 2016 Notes, the “Notes”). The Notes were sold under the Company’s shelf registration statement (Registration No. 333-157537) (the “Registration Statement”). The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by each of the Company, the Guarantors and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The public offering price of the 2016 Notes and the 2019 Notes was 97.975% and 97.414% of the principal amount, respectively. The Company expects to use the net proceeds from the offering to finance the previously announced acquisition of three beverage can manufacturing plants and one beverage can end manufacturing plant from Metal Container Corporation, an indirect wholly owned subsidiary of Anheuser-Busch InBev n.v./s.a. (the “ABI Acquisition”) and any remaining proceeds to pay associated fees and expenses of the offering and ABI Acquisition and for general corporate purposes, which may include other potential acquisitions, the refinancing or repayment of debt, working capital, share repurchases or capital expenditures.

Deutsche Bank AG, New York Branch, an affiliate of Deutsche Bank Securities Inc., is the administrative agent and collateral agent under the Company’s existing credit facilities. Bank of America, N.A., an affiliate of Banc of America Securities LLC, is a co-syndication agent under the existing credit facilities. Deutsche Bank Securities Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc. act as joint lead arrangers, joint mandated arrangers and joint book managers for the existing credit facilities and jointly manage the syndication of the existing credit facilities. Deutsche Bank AG, New York Branch, Bank of America, N.A., JPMorgan Chase Bank, N.A. (an affiliate of J.P. Morgan Securities Inc.) and affiliates of Goldman, Sachs & Co. and Barclays Capital Inc. are lenders under the existing credit facilities. In addition, affiliates of Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Barclays Capital Inc. and certain co-managers are lenders under the existing credit facilities. An affiliate of J.P. Morgan Securities Inc. is lead arranger of the Company’s accounts receivables securitization facility. The Underwriters and their affiliates may in the future perform various investment banking, commercial lending, financial advisory and other services for the Company.

Goldman, Sachs & Co. and J.P. Morgan Securities Inc. are acting as financial advisors to the Company, and Goldman, Sachs & Co. has provided a fairness opinion to the Company’s board of directors, in connection with the ABI Acquisition and will receive customary fees.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes and the Underwriting Agreement is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01.                  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated August 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2009	BALL CORPORATION

	By:	/s/ Raymond J. Seabrook
	Name:	Raymond J. Seabrook
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated August 11, 2009.